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                                                     Filed under Rule 424(b)(3)
                                                     File No. 333-63153


SUPPLEMENT NO. 27 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)



                              PACCAR FINANCIAL CORP.

                            MEDIUM-TERM NOTES, SERIES I


PRINCIPAL AMOUNT:             $45,000,000
ORIGINAL ISSUE DATE:          1/27/2000
MATURITY DATE:                1/28/2002
INITIAL INTEREST RATE:        To be Determined
INTEREST RATE INDEX:          3-Month LIBOR
SPREAD:                       None
INDEX SOURCE:                 Telerate page 3750
INDEX RESET FREQUENCY:        Quarterly on the 28th
INTEREST PAYMENT PERIOD:      Quarterly
INTEREST PAYMENT DATES:       Quarterly on the 28th Subject to Modified Business
                              Day Convention as Defined by ISDA
ISSUE PRICE:                  99.7759%
PROCEEDS TO COMPANY:          $44,899,155.00
COMMISSION/DISCOUNT:          0.2241%
DAY COUNT CONVENTION:         Actual / 360

FORM OF NOTE (CHECK ONE):     Book-Entry     [ X ]

                              Certificate    [   ]

AGENT/UNDERWRITER:           Morgan Stanley Dean Witter, Inc.

DATED: JANUARY 24, 2000


The Agent/Underwriter, Morgan Stanley Dean Witter, Inc. has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.